Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SunPower Corporation 2015 Omnibus Incentive Plan of our reports dated February 24, 2015, with respect to the consolidated financial statements of SunPower Corporation and the effectiveness of internal control over financial reporting of SunPower Corporation, included in its Annual Report (Form 10-K) for the year ended December 28, 2014 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
June 24, 2015